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                                                                  Exhibit 10.23

                                    GUARANTY

                               Cosmar Corporation
                              Three Pickwick Plaza
                          Greenwich, Connecticut 06830


February 28, 1995

Houbigant, Inc.
1135 Pleasant View Terrace West
Ridgefield, New Jersey 07657-0299

Chemical Bank New Jersey,
National Association
Two Tower Center
East Brunswick, New Jersey  08816-1090

National Westminster Bank USA
175 Water Street
New York, New York 10038-4924

Gentlemen:

         Reference is made to the License Agreement dated the 10th day of August, 1994 between Houbigant, Inc. ("Houbigant") and Parfums Parquet Incorporated (f/k/a New Fragrance License Corp.) ("PPI"), (said License Agreement, as amended on August 16, 1994, September 16, 1994 and September 21, 1994, and as it may hereafter be amended or otherwise modified from time to time, the "License Agreement"), pursuant to which Houbigant licensed to PPI certain trade marks, trade names and/or applications therefore and the technical knowledge with respect thereto owned and controlled by Houbigant. All terms not otherwise defined herein being used herein are as defined in the License Agreement.

         SECTION 1. Guaranty. Cosmar Corporation, f/k/a C.P. Cosmetics Inc., ("Guarantor") hereby unconditionally and irrevocably guarantees to Houbigant and Chemical Bank New Jersey, National Association ("Chemical") as collateral agent for itself (the "Agent") and National Westminster Bank USA ("NatWest") (collectively, Chemical and NatWest are hereafter referred to as the "Banks") the prompt and complete payment and performance of all obligations under the License Agreement of its subsidiary, PPI (the "Obligations").


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         SECTION 2. Enforcement of Guaranty. This is a guarantee of payment and not of collection. In the event of the occurrence of an event of default under the terms of the License Agreement by PPI, after the expiration of any applicable cure periods, Houbigant or the Agent may proceed to exercise any right or remedy which it may have under this Guaranty without pursuing or exhausting any right or remedy which it may have against PPI or any other person or entity.

         SECTION 3. Guaranty Absolute. The obligations of the Guarantor hereunder shall be absolute and unconditional irrespective of the validity, legality or enforceability of the License Agreement or any other circumstance (other than payment) which might constitute a legal or equitable discharge of a surety or guarantor, it being agreed that the Obligations of the Guarantor hereunder shall not be discharged except by payment as herein provided.

         SECTION 4. Guaranty Not Affected. Without limiting the generality of
Section 3, the Guarantor hereby consents and agrees that, at any time and from time to time:

         (a) the time, manner, place and/or terms of payment of performance of all or any of the Obligations may be extended or changed;

         (b) any action may be taken under or in respect of the License Agreement in the exercise of any remedy, power or privilege therein contained or otherwise with respect thereto, or such remedy, power or privilege may be waived, omitted or not enforced; and

         (c) the License Agreement may be amended or modified in any respect; without notice to or further assent from the Guarantor, and all without affecting this Guaranty or the obligations of the Guarantor, which shall continue in full force and effect until all of the Obligations and all of the obligations of the Guarantor shall have been fully paid and performed.

         SECTION 5. Waiver. The Guarantor hereby waives notice of acceptance of this Guaranty, presentment, demand, protest, notice of the occurrence of any event of default and any other notice of any kind whatsoever, with respect to any or all of the Obligations hereof, and promptness in making any claim or demand hereunder; and no act or omission of any kind in the premises shall in any way affect or impair this Guaranty.

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         SECTION 6. Reinstatement. This Guaranty shall continue to be effective or be reinstated, as the case may be, if at any time payment, or any part thereof, of any of the Obligations is rescinded or must otherwise be restored or returned by Houbigant or the Agent.

         SECTION 7. Subrogation. The Guarantor hereby waives all rights of subrogation, reimbursement, indemnity, exoneration, contribution or any other claim which the Guarantor may now or hereafter have against PPI or any other person directly or contingently liable for the Obligations, guaranteed hereunder, or against or with respect to PPI's property, arising from the existence or performance of this Guaranty.

         SECTION 8. Representations and Warranties. The Guarantor hereby represents and warrants that, as of the date hereof:

         (a) The execution, delivery and performance by it of this Guaranty are duly authorized by all necessary corporate actions, do not contravene or violate
(i) any material provision of law, (ii) the Guarantor's charter or bylaws, (iii) any material contractual restriction binding on or affecting the Guarantor or
(iv) any material law, rule or regulation of any applicable governmental or quasi-governmental authority, and do not result in or require the creation of any lien, security interest or other charge or encumbrance upon or with respect to any of its properties.

         (b) This Guaranty constitutes the legal, valid and binding obligation of the Guarantor, enforceable against the Guarantor in accordance with its terms.

         (c) No authorization or approval or other action by, and no notice to or filing with, any governmental authority, regulatory body or any other party is required for the due execution, delivery and performance by the Guarantor of this Guaranty.

         (d) The Guarantor's net worth is in excess of $10,000,000.

         (e) There are no pending material court or administrative proceedings or undischarged judgments against the Guarantor and no Federal or state tax liens have been filed or threatened against the Guarantor nor is the Guarantor in default or claimed default under any agreement for borrowed money.



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         (f) The Guarantor shall furnish its current financial statements, including the Guarantor's annual financial statements, to Houbigant and the Agent on the same regular basis as such information must be provided by the Guarantor to its lenders and, upon the request of Houbigant or the Agent, shall permit Houbigant or Houbigant's representatives or the Agent or the Agent's representatives to inspect the Guarantor's financial records at the Guarantor's offices.

         SECTION 9. Continuing Guaranty. The Guarantor hereby represents and agrees that this is a continuing guaranty and (a) shall remain in full force and effect until payment in full of the Obligations and any and all expenses which might be incurred by Houbigant or the Agent in collecting any or all of the Obligations and/or enforcing any rights hereunder including, without limitation, the reasonable fees and expenses of Houbigant's counsel or the Agent's counsel and (b) shall inure to the benefit of and be enforceable by Houbigant or the Agent and their successors, transferees and assigns.

         SECTION 10. Governing Law. This Guaranty shall be governed by and construed in accordance with the laws of the State of New York without giving effect to principles of conflicts of law. The Guarantor hereby submits to the jurisdiction of the Courts of the State of New York and to the Federal Courts located within the City of New York. The Guarantor further consents to the entry and enforcement of any judgment against the Guarantor in the courts of the jurisdiction in which and to which the Guarantor or any of its property is present or is subject.

         SECTION 11. Net Worth. The Guarantor shall at all times maintain a minimum net worth of not less than $10,000,000 until such time as the Banks have been paid in full the allowed amount of their claims under a confirmed and effective plan of reorganization for Houbigant.

         SECTION 12. Due and Payable. If (a) the Guarantor or PPI should at any time become insolvent or make a general assignment for the benefit of creditors, or if a petition in bankruptcy or any insolvency or reorganization proceedings shall be filed or commenced by, against, or in respect of PPI or the Guarantor;
(b) any representation or warranty made by the Guarantor herein or in any writing furnished to Houbigant or the Agent in connection with the Guaranty shall be incorrect, false or misleading in any material respect on the date as of which made; (c) the Guarantor shall default in the punctual and

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complete performance or observance of the terms of this Guaranty, or any agreement pertaining hereto or otherwise obligating the Guarantor to Houbigant and the Agent; (d) the Guarantor shall have concealed, removed, or permitted to be concealed or removed any part of its property, with intent to hinder, delay or defraud its creditors, or any of them, or made or suffered a fraudulent transfer or conveyance under any applicable bankruptcy, fraudulent transfer or similar law, or shall have permitted or suffered any creditor to obtain a lien upon any material portion of its property through judicial or legal proceedings or distraint; or (e) the Guarantor shall have been dissolved, liquidated or its existence terminated, then any and all of the Obligations shall, forthwith, for purposes hereof, be deemed due and payable without notice notwithstanding that any such Obligation is not then due and payable by PPI.

         SECTION 13. Severability. If a court of competent jurisdiction shall invalidate any provision of this Guaranty, such judgment shall not invalidate or otherwise affect any other provision hereof.

         IN WITNESS WHEREOF, the Guarantor has duly executed and delivered this Guaranty as of the date first above written.



                                        COSMAR CORPORATION



                                        By:___________________________
                                        Name:_________________________
                                        Title:________________________














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